UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2022

MamaMancini’s Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40597	27-0607116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

Securities Registered Pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which registered
Common Stock, par value $0.00001	MMMB	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders

MamaMancini’s Holdings, Inc. (the “Company”) held its Continuation of Annual Meeting of Shareholders on October 4, 2022. There were 36,310,807 issued and outstanding shares eligible to vote as of August 2, 2022, the record date for the Annual Meeting and 23,419,575 shares were present by proxy at the meeting (which represented approximately 64.5% of the issued and outstanding shares eligible to vote). For the continuation of the Annual Meeting on October 4, 2022, 12,585,990 shares were present by proxy. The quorum achieved at the September 13, 2022 meeting continued to apply to the October 4, 2022 continuation of that meeting. At the meeting, the following actions were taken:

(i) Advisory, Non-Binding Vote Regarding the Compensation of Our Named Executive Officers. The shareholders approved an advisory, non-binding vote regarding the compensation of our named executive officers. This advisory stockholder vote to approve the compensation of our named executive officers is often referred to as the “say-on-pay vote”, which is not be binding on us, the Board of Directors, or the Compensation Committee. The vote on this matter was as follows:

In favor of the Proposal	12,303,545	(97.757)%
Not in favor of the Proposal	251,481	(1.998)%
Abstain	30,764	(0.244)%

(ii) Advisory, Non-Binding Vote Regarding the Frequency of Future Advisory Votes Regarding the Company’s Executive Compensation. The shareholders approved an advisory, non-binding vote regarding the frequency of future advisory votes regarding the Company’s executive compensation. In this regard, the majority of the shareholders approved the Proposal that this advisory vote be held every two (2) years). The vote on this matter was as follows:

Every Year	1,660,842	(13.196)%
Every Two Years	10,485,988	(83,315)%
Every Three Years	44,102	(0.350)%

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.

By:	/s/ Adam L. Michaels
Name:	Adam L. Michaels
Title:	Chief Executive Officer

Dated:	October 5, 2022